UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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SUPPLEMENT TO THE NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT DATED MARCH 12, 2021 FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2021
This Supplement provides information with respect to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of United States Steel Corporation (the “Corporation”) to be held on April 27, 2021.
On March 12, 2021 the Corporation commenced distribution of the Notice of the 2021 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of the Corporation (the “Board”), should be read in conjunction with the Notice and Proxy Statement.
WITHDRAWAL OF NOMINEE FOR ELECTION AS DIRECTOR
On March 15, 2021, Eugene B. Sperling notified the Corporation of his resignation from the Board, effective on March 15, 2021. Mr. Sperling was appointed by President Joseph R Biden, Jr. to serve as Senior Advisor to the President, and resigned to avoid any conflict of interest. Mr. Sperling’s resignation does not arise from any disagreement on any matter relating to the Corporation’s strategy, operations, policies or practices. Due to his resignation, Mr. Sperling’s name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. The Board has determined that it will not nominate a replacement director for election at the Annual Meeting.
BOARD DETERMINATION TO SET THE NUMBER OF DIRECTORS AT TEN
Pursuant to the Corporation’s by-laws, the Board has reduced the number of directors that shall constitute the whole Board to ten, effective April 27, 2021, the date of the Annual Meeting.
NOMINEE TENURE AND DIVERSITY
In light of Mr. Sperling’s resignation from the Board and the subsequent withdrawal of his name as a nominee for re-election to the Board, as well as in light of the Board’s decision not to replace Mr. Sperling with a new nominee, information regarding tenure and diversity is updated as follows:
Composition and Diversity of Independent Director Nominees

1UNITED STATES STEEL CORPORATION 2021 PROXY STATEMENT

VOTING MATTERS
If you have already returned your proxy voting card or voting instruction form, you do not need to take any action unless you wish to change your vote. Proxy voting cards and instruction forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.
Shares represented by proxy voting instruction forms returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the proxy voting cards or voting instruction form, except that votes will not be cast for Mr. Sperling because he is no longer standing for re-election. If you have not returned your proxy voting card or voting instruction form, please fill in the proxy card or voting instruction form disregarding Mr. Sperling’s name as a nominee for election as director.
None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy voting card or voting instruction form.
Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Notice and Proxy Statement.
March 18, 2021

UNITED STATES STEEL CORPORATION 2021 PROXY STATEMENT2